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            IntegraMed(R) Expands its Fertility Provider Network into
              New Market with Contract for South Carolina Practice

PURCHASE, NEW YORK--April 28, 2008--IntegraMed America, Inc. (NASDAQ: INMD), the nation's leading operator of fertility centers and vein care clinics in the United States, announced today it has executed a 25-year contract to provide its full range of fertility business, marketing and facility services to Southeastern Fertility Center (SEFC) in Mt. Pleasant, South Carolina, near Charleston. Charleston represents the 12th major market where IntegraMed provides its full range of services to fertility centers.

Under the terms of the agreement, IntegraMed has purchased the assets of the SEFC and has committed additional resources to support its further growth and development. IntegraMed will receive service fees comprised of reimbursed costs of services, a fixed percentage of center revenues and an additional fixed amount of the Center's earnings. The transaction became effective April 24, 2008.

With locations in Mt. Pleasant, Columbia and Myrtle Beach, South Carolina, Southeastern is the state's leading infertility center, offering in vitro fertilization (IVF), embryo freezing, donor egg treatment, and other services. The Center is recognized as a leader in donor egg technologies and sponsors the annual ART of Donor Oocytes and Third Party Reproduction Conferencesm in Charleston. The practice has expanded into the area of ovarian tissue cryopreservation and ovarian transplantation to help women with malignant diseases avoid premature ovarian failure, through pioneering research carried out by John Schnorr, M.D.

Southeastern was founded in 1984 by Grant W. Patton, Jr., M.D., who was responsible for South Carolina's first IVF baby that same year. Dr. Patton is Southeastern's Director and is widely recognized as one of the country's leaders in reproductive surgery. Dr. Schnorr is a board-certified reproductive endocrinologist and has received national awards for his research. Stephanie Dare Singleton, M.D., is a fellowship-trained reproductive endocrinologist who joined Southeastern in 2006. All three physicians in the practice are faculty members at the Medical University of South Carolina.

"We have been an Affiliate with IntegraMed for eight years, and we have relied on the company's consumer and specialty business services to help us serve our patients," said Dr. Patton. "Expanding our relationship and gaining access to IntegraMed's full range of services will enable us to continue our growth and development well into the future."

"Elevating Southeastern to Partner from Affiliate is exciting for IntegraMed because it demonstrates and reinforces the values added by our programs and

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services and gives us a closer relationship with an outstanding practice," said
Joseph J. Travia, Jr., President of IntegraMed's Fertility Centers division. "When a fertility practice wants to deliver superior patient care and achieve operational efficiency, greater patient volumes and long term growth, they turn to IntegraMed. We are proud to welcome Southeastern to our provider network."

About IntegraMed America, Inc.
IntegraMed America, Inc. is the leading operator of fertility centers and vein care clinics in the United States. The Company supports its provider networks with state-of-the art information systems; marketing and payer contracting; financial planning, reporting and analysis; organizational planning and development; quality assurance initiatives; human resources administration; and purchasing services. IntegraMed also offers consumer treatment-financing programs and operates www.integramed.com, a leading fertility portal.

The IntegraMed Fertility network consists of 31 contracted centers in 101 locations across the United States, including 171 physicians and Ph.D. scientists. One of every five IVF procedures in the U.S. is performed in an IntegraMed fertility practice. The IntegraMed Vein Clinic network is the leading provider of vein care services in the US and operates 29 centers in 11 states, principally in the Midwest and Southeast.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of April 28, 2008 and IntegraMed undertakes no duty to update this information.



CONTACT:
Media/Investors:                          Investors:
Steven Hecht, David Collins               John Hlywak
Jaffoni & Collins Incorporated            Executive Vice President & CFO
inmd@jcir.com                             IntegraMed America, Inc.
-------------
212/835-8500                              Jhlywak@IntegraMed.com
                                          914/251-4143

Physicians:
Scott Soifer
Senior Vice President, Strategy & Development
IntegraMed America, Inc.
Scott.Soifer@IntegraMed.com
914/251-4186


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